Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact: Carmen Duarte

Phone:                        781.332.7268

Email:                           cduarte@onebeacon.com

Website:             www.onebeacon.com

ONEBEACON ANNOUNCES SALE OF RUNOFF BUSINESS;

WILL HOST WEBCAST TO DISCUSS SALE AT 9:00 A.M. ET ON OCTOBER 18

Minnetonka, Minn. (October 18, 2012) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today announced that it has entered into a definitive agreement to sell its runoff business to an affiliate of Armour Group Holdings Limited. OneBeacon will transfer to Armour certain legal entities within the OneBeacon group, which will contain the assets, liabilities (including gross and ceded loss reserves), and capital supporting the runoff business, as well as certain elements of the runoff business infrastructure including staff and office space. The company expects to record an after-tax charge of $101 million in the third quarter related to the transaction.

Said OneBeacon CEO Mike Miller, “The sale of our runoff business is the final step in our transformation to a pure Specialty company. This complete exit from our legacy liabilities is a major step in that transition. The charge associated with the sale, while significant on a GAAP basis, is in line with our view of the economics of running off the liabilities over time. Importantly, this transaction will free up over $100 million of capital, net of the loss on the transaction, further enhancing our financial flexibility and allowing us to focus our full attention on building on our already high-performing Specialty results.”

The runoff business has been included in OneBeacon’s Other Insurance Operations reportable segment, which includes nonspecialty commercial lines and other legacy runoff business. Beginning with the company’s third quarter financials, the runoff business will be accounted for as held for sale and as a discontinued operation. OneBeacon expects to record approximately $107 million of after-tax losses in its third quarter results related to its runoff business. In addition to the $101 million related to the transaction, OneBeacon will record a $6 million net loss from discontinued operations driven primarily by adverse prior year loss reserve development related to a legacy assumed reinsurance treaty.

The transaction is subject to regulatory approvals and is expected to close in 2013. Management will host a webcast for analysts and investors to discuss the sale at 9:00 a.m. ET on Thursday, October 18. To participate in the meeting, go to the Investor Relations section of the company’s website and select the Events page: http://www.onebeacon.com/OneBeacon/pages/investor/calendar.page? The meeting is the first event listed.

Barclays served as the financial advisor to OneBeacon in connection with this transaction.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment. OneBeacon’s solutions target professional liability; ocean and inland marine; collector cars and boats; energy; entertainment, sports and leisure; excess property; environmental; group accident; programs; public entities; commercial surety; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

About Armour Group: The Armour Group www.armourholdings.com is a Bermuda based group of companies which focuses on structuring and transacting run-off and other value opportunities within the insurance and reinsurance sectors.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2011 filed February 28, 2012.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.